Exhibit 5.1

December 7, 2015

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), EXCO Services, Inc., a Delaware corporation (“EXCO Services”), EXCO Partners GP, LLC, a Delaware limited liability company (“EXCO Partners”), EXCO GP Partners Old, LP, a Delaware limited partnership (“EXCO Old”), EXCO Partners OLP GP, LLC, a Delaware limited liability company (“OLP GP”), EXCO Operating Company, LP, a Delaware limited partnership (“EXCO Operating”), EXCO Midcontinent MLP, LLC, a Delaware limited liability company (“EXCO Midcontinent”), EXCO Holding (PA), Inc., a Delaware corporation (“EXCO Holding”), EXCO Production Company (PA), LLC, a Delaware limited liability company (“EXCOPA”), EXCO Production Company (WV), LLC, a Delaware limited liability company (“EXCOWV”), EXCO Resources (XA), LLC, a Delaware limited liability company (“EXCOXA”), EXCO Land Company, LLC, a Delaware limited liability company (“EXCOLC”), and EXCO Holding MLP, Inc., a Texas corporation (“EXCO Holding MLP” and, together with EXCO Services, EXCO Partners, EXCO Old, OLP GP, EXCO Operating, EXCO Midcontinent, EXCO Holding, EXCOPA, EXCOWV, EXCOXA and EXCOLC, the “Subsidiary Guarantors”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) relating to (i) debt securities of the Company (“Debt Securities”), (ii) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (iii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (iv) the Company’s depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”), (v) warrants to purchase other securities (“Warrants”) and (vi) guaranties of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guaranties” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants, the “Securities” and individually a “Security”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $1,250,000,000.

For purposes of the opinions we express below, we have examined originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws, each as amended to date, of the Company (the “Company Charter Documents”); (ii) the articles or certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and limited partnership agreement, or similar organizational documents, as applicable, of each of the Subsidiary Guarantors, as each has been amended to date (the “Subsidiary Charter Documents”); (iii) certain resolutions adopted by the boards of directors of the Company and the Subsidiary Guarantors which are corporations, the general partners of the Subsidiary Guarantors which are limited partnerships and the managers, members or board of directors, as applicable, of the Subsidiary Guarantors which are limited liability companies relating to the registration of the Securities; (iv) the form of Senior Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (referred to herein, together with any supplements to such Indenture entered into in the future, collectively, as the “Senior Debt Indenture”) pursuant to which senior Debt Securities may be issued; (v) the form of Subordinated Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (referred to herein, together with any supplement to such Indenture entered into in the future, collectively, as the “Subordinated Debt Indenture”) pursuant to which subordinated Debt Securities may be issued; (vi) the Registration Statement and all exhibits thereto; (vii) the specimen Common Stock certificate of the Company and (viii) such other corporate records of the Company and the Subsidiary Guarantors as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and/or the Subsidiary Guarantors contained in such documents,

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December 7, 2015

records, certificates, instruments or representations furnished or made available to us by the Company and/or the Subsidiary Guarantors.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iii) the prospectus contained in the Registration Statement and a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto and will be an enforceable obligation of the parties thereto; (v) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; (vi) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (vii) in connection with the sale of any Depositary Shares, a depositary agreement (the “Depositary Agreement”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”) (viii) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (ix) with respect to shares of Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company Charter Documents and not otherwise reserved for issuance.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the laws of the State of Texas and the Company Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the

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December 7, 2015

Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Texas, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock) , all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to Debt Securities to be issued under the Senior Debt Indenture and any Subsidiary Guaranties included in the Debt Securities, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder, (ii) the trustee under the Senior Debt Indenture is qualified to act as trustee under the Senior Debt Indenture, (iii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iv) the Company Board and, if applicable, the board of directors, general partners, managers or members of the Subsidiary Guarantors, have taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, if applicable, the Board of Directors of the Subsidiary Guarantors and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and, if applicable, the board of directors, general partners, managers or members of the Subsidiary Guarantors, and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities and any Subsidiary Guaranties included in the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively.

4. With respect to Debt Securities to be issued under the Subordinated Debt Indenture and any Subsidiary Guaranties included in the Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder, (ii) the trustee under the Subordinated Debt Indenture is qualified to act as trustee under the Subordinated Debt Indenture, (iii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iv) the Company Board and, if applicable, the board of directors, general partners, managers or members of the Subsidiary Guarantors, has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and

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December 7, 2015

(v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, if applicable, the board of directors, general partners, managers or members of the Subsidiary Guarantors, and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and, if applicable, the board of directors, general partners, managers or members of the Subsidiary Guarantors, and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities and any Subsidiary Guaranties included in the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively.

5. With respect to Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary under the applicable Depositary Agreement, and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor proved for therein, such Depositary Shares will have been duly authorized and legally issued and will entitle the holders thereof to the rights specified in the Depositary Agreement and the Depositary Receipts.

6. With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law) (ii) obligations of good faith and fair dealing under New York law, (iii) provisions purporting to make a guarantor primarily liable rather than as a surety and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification

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that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company and Subsidiary Guarantors, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Limited Partnership Act (the “DLPA”), (ii) the laws of the State of Texas (including the statutory provisions and the reported judicial interpretations of the state laws of the State of Texas) and (iii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York), in each case as currently in effect (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice of law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP